AGREEMENT AND AMENDMENT

                  THIS AGREEMENT (this "Agreement") is made as of the __th day of June, 1998, by and between MedCare Technologies, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and the undersigned subscriber executing this Agreement ("Subscriber").

                                    Recitals

         WHEREAS, the Company issued and sold Series A Preferred Stock to the Subscriber on or about July 8, 1997 (the "Initial Closing"); and

         WHEREAS, the parties entered into a Regulation D Securities Subscription Agreement (the "Subscription Agreement"), a Registration Rights Agreement (the "Registration Rights Agreement") and an Irrevocable Instructions to Transfer Agent (the "Irrevocable Instructions") in conjunction with the placement of Series A Preferred Stock, each dated on or about July 8, 1997; and

         WHEREAS, such Series A Preferred Stock was accompanied by a warrant (the "Preferred Warrant") to purchase an amount of additional Series A Preferred Stock up to the amount purchased by the Subscriber in the Initial Closing; and

         WHEREAS, Subscriber hereby exercises its Preferred Warrant to purchase additional Series A Preferred Stock, subject to the effectiveness of the Registration Statement (as defined in the Registration Rights Agreement) as further described below; and

         WHEREAS, the parties desire to increase the maximum amount of Series A Preferred Stock which may be issued from $3,000,000 to $3,300,000; and

         WHEREAS, the parties desire to establish an escrow account (the "Escrow Account") to hold the Series A Preferred Stock to be issued upon exercise of the Preferred Warrants (the "New Preferred Stock") and the purchase price of the Preferred Stock until the Registration Statement (as defined in the Registration Rights Agreement) is declared effective;

         NOW THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. The Subscription Agreement, the Registration Rights Agreement and the Irrevocable Instructions are each hereby amended by this Agreement (the "Amendment") to increase the aggregate maximum amount of Series A Preferred Stock which can be offered and sold from $3,000,000 to $3,300,000.
Section 4.12 of the Subscription Agreement is hereby amended to allow the closings of New Preferred Stock contemplated by this Agreement. Except with respect to the above changes, the originals of the above agreements shall remain in full force and effect.

Medcare (Final-Queensway) Amendment and Agreement 1


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                  2. The parties  agree that,  with respect to the New Preferred
Stock only, no Late Filing Payments and no Late Registration Payments shall be deemed to have accrued prior to November 20, 1998, and Subscriber hereby waives any right it may have now or in the future to receive payments which may have accrued or may accrue prior to such date. Nothing in this section shall affect the Subscriber's rights with respect to its Series A Preferred Stock that was outstanding prior to the exercise of its Preferred Warrant.

                  3. The Subscriber hereby reasserts its representations and warranties in Section 2 of the Subscription Agreement and its acknowledgments in
Section 3 of the Subscription Agreement as of the date hereof. The Company hereby reasserts its representations and warranties in Section 4 of the Subscription Agreement (except Section 4.12) as of the date hereof.

                  4. The Subscriber agrees to submit its executed Preferred Warrant exercise form concurrently herewith and to wire the Exercise Price of $10,000 per share of New Preferred Stock into the Escrow Account within two (2) business days after the date of its execution of this Agreement.

                  The Company agrees to redeem the New Preferred Stock from the Subscriber for $10,000 per share if the Registration Statement is not declared effective and available for use for the resale of the Common Stock issuable upon conversion of all Series A Preferred Stock held by Subscriber, including but not limited to Subscriber's New Preferred Stock, by November 20, 1998.

                  5. The Last Closing Date for the Series A Preferred Stock, including the New Preferred Stock, shall be deemed to be July 8, 1997, provided, however, as follows:

                           A. With respect to the New Preferred Stock, accretion, Premium, and "N," each as defined and described in the Certificate of Designation of Series A Preferred Stock, shall be deemed to accrue from the date (the "Date of Exercise") that, in connection with the consummation of the purchase by Subscriber of the New Preferred Stock from the Company, the Escrow Agent (as defined in the Escrow Agreement) first had in its possession funds representing full payment for the shares of Series A Preferred Stock for which conversion is being elected; provided, however, that if the New Preferred Stock is redeemed pursuant to Section 4 above, no accretion or Premium shall be payable; and

                           B. As set forth in the Preferred Warrant, notwithstanding the rights and preferences of the Preferred Stock set forth in the Certificate of Designation, Holder hereby agrees to limit conversions of the New Preferred Stock obtained upon exercise of this Warrant into Common Stock to a maximum of twenty percent (20%) per month of the aggregate number of shares of Preferred Stock issuable upon full exercise of this Warrant for a period of five (5) months following the Date of Exercise, as defined above (the number of shares that may be converted at any given time, in the aggregate, is referred to hereinafter as the "Preferred Warrant Conversion Quota"); and provided, further, in the event Holder elects not to convert its full Preferred Warrant Conversion Quota during any one (1) month period, the unconverted amount shall be carried forward and added to the Preferred Warrant Conversion Quota, and thereafter Holder may, from time to time, convert any portion of the Preferred
                  Warrant Conversion Quota; and provided further, that subsequent to the date that is five (5) months following the Date of Exercise, there shall be no restrictions on the number of shares of Preferred Stock obtained upon exercise of this Warrant that may be converted into Common Stock other than as set forth in the Certificate of Designation, if applicable.

                  6. The Subscriber agrees and acknowledges that it is not entitled to additional Preferred Warrants, Nine Month Warrants, Twelve Month Warrants or Fifteen Month Warrants (each as defined in the Subscription Agreement) in conjunction with the exercise of its Preferred Warrants and the issuance of the New Preferred Stock.

                  7. Company hereby agrees to undertake any reasonable actions necessary to facilitate the Subscribers' efforts after July 8, 1998 to convert any or all of their respective shares of existing Series A Preferred Stock into freely tradeable common stock in compliance with Rule 144.

                  8. The parties hereby agree to establish an escrow account, pursuant to the Escrow Agreement and Instructions (the "Escrow Agreement") attached hereto as Exhibit A, to hold the New Preferred Stock and the purchase price of the Preferred Stock until the Registration Statement (as defined in the Registration Rights Agreement) is declared effective; provided that if the Registration Statement is not declared effective by November 20, 1998, then the New Preferred Stock and the purchase price will each be returned to their respective senders.

                  9. If the Registration Statement is declared effective as required herein on or before November 20, 1998, the Company shall promptly upon such effectiveness issue to Subscriber a warrant (the "3 Month Warrant"), in the form attached hereto as Exhibit B, giving the Subscriber the right, for a term of three (3) months after the effective date of the Registration Statement, to purchase shares of Common Stock of the Company at a price of $7.346 per share. The 3 Month Warrant shall cover the same number of shares of Common Stock initially covered by the 15 Month Warrant issued to Subscriber dated on or about June 20, 1998. The Common Stock issuable upon exercise of the 3 Month Warrant shall not be registered and shall be restricted stock that may not be resold absent an exemption from registration.

                  10. Company shall pay Subscriber the $140,000 payment for failure, through July 8, 1998, to complete the registration regarding the existing Series A Preferred Stock ($1 million multiplied by 2% per month for 7 months) in cash on June 10, 1998.

                  IN  WITNESS  WHEREOF,   the  undersigned  have  executed  this
Amendment as of June __, 1998.



MEDCARE TECHNOLOGIES, INC.                                 SUBSCRIBER:


By:
Print Name:                                                By:
Its:                                                       Print Name:
                                                           Its:



Medcare (Final-Queensway) Amendment and Agreement  2


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